Exhibit 99.1

Central European Distribution Corporation Announces Second Quarter 2009 Results; Acquires Additional

6% Stake in The Russian Alcohol Group

Bala Cynwyd, Pennsylvania August 4, 2009: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the second quarter of 2009. Net Sales for the three months ended June 30, 2009 were $362.1 million as compared to $421.3 million reported for the same period in 2008, which represents a decline of 14% driven primarily by the 33% average devaluation of our primary functional currencies.

On a comparable basis, CEDC announced net income of $18.6 million, or $0.38 per fully diluted share, for the second quarter of 2009, as compared to $22.7 million, or $0.52 per fully diluted share, for the same period in 2008, which represents an 18% decline driven primarily by the 33% average devaluation of our primary functional currencies described above. The net income on a U.S. GAAP basis (as hereinafter defined) for the quarter was $213.7 million or $4.00 per fully diluted share, as compared to net income of $46.0 million or $1.06 per fully diluted share, for the same period in 2008. As a result of the renegotiated agreements between CEDC and Lion Capital concluded in April 2009 for the staged acquisition of the equity tranches in RAG held by Lion Capital, these results include the first time consolidation of the Russian Alcohol Group, which was previously accounted for as an equity investment. The major difference between the U.S. GAAP net income and comparable non- GAAP net income reflects unrealized foreign exchange movements relating to our foreign currency denominated financing and a one-time net gain on the revaluation of our initial equity investment in the Russian Alcohol Group realized in connection with the initial consolidation of the Russian Alcohol Group financials in the second quarter of 2009. The weighted average number of shares used for calculating diluted earnings per share on a comparable basis for the second quarter of 2009 was 49.4 million, whereas for U.S. GAAP purposes the weighted average number of shares was 53.4 million, with the difference due to four million shares not yet issued, but to be issued in the future, as part of the agreement with Lion Capital referred to above. For a reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “In light of the soft consumer environment that we are currently facing, we continue to outperform our main competitors in our core markets, led by increasing market share gains of our core vodka brands as well as continued growth of our import and export businesses. Our continued focus on streamlining the business is starting to show positive results in driving improved gross and operating margins. Our cost reduction initiatives and working capital reductions have contributed to our strong cash flow generation in the second quarter of 2009, with $56.7 million of operating cash flow.”

Mr. Carey continued, “We believe the transparency of our core operations has been greatly enhanced with the consolidation of the Russian Alcohol Group (“RAG”) financials during the second quarter of 2009. RAG was previously accounted for as an equity investment. RAG is the largest vodka producer in Russia and has shown continued strong market share gains during the second quarter. RAG has also been focused on significant cost reductions over the first five months of this year, which should start to flow through in the second half of this year in our financial results. We are also pleased to have closed the acquisition of an additional 6% stake in the Russian Alcohol Group, as a result of the acquisition of equity held by various minority investors in RAG on August 3rd, 2009 for a consideration of $30 million.”

Mr. Carey also said, “We have seen reduced inventory levels in the trade during the quarter and have also seen commodity prices remain at year lows which has positively impacted our operating results for the 2nd quarter. As sentiment for emerging markets has improved during the second quarter, we have seen a strong rebound in the strength of local currencies, which is also positively impacting the margins on our import business. With management’s continued drive to improve working capital and overall streamlining of the business, we expect to see continued improvements in our margins in the second half of this year, with the expansion of gross margins to reach 35%-36% and operating margins to reach 17%-18% in the fourth quarter 2009.”

Mr. Carey continued, “As we look into the second half of the year the Company is well positioned to take advantage of a consumer pick up with a larger market share and a lower underlying cost base. Our recently completed equity offering has provided the necessary capital to forge ahead with our acquisition of an additional stake in RAG, resulting from the acquisition of certain of the minority interests, as well as our planned buy outs of the minority interests in our Parliament businesses, so that we can faster implement synergies (expected to reach $30 to $40 million annualized) which should start to take effect in the year 2010. We expect to realize these synergies over the course of the next two to three years, driven from a combination of cost cutting as well as top line portfolio leverage and sales growth. With continued strong cash flow generation in our business thus reducing our net operating leverage, as well as the proceeds of the recent equity offering, we believe the Company’s balance sheet is properly capitalized to meet its near term obligations.”

The Company also reconfirms its full year 2009 net sales guidance of $1.55-$1.68 billion and its full year comparable fully-diluted earnings per share guidance of $2.40 – $2.65.

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading sub-premium vodka in Russia. CEDC also has an equity stake in the Russian Alcohol Group which produces Green Mark, the number one selling vodka in Russia along with Zhuravli, another top-selling sub-premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales and earnings guidance, expected gross margins and operating margins, cost reduction and working capital initiatives, our planned buy-outs of the minority interest in Parliament, our ability to complete and fund our acquisition of Russian Alcohol, and expected results of, and synergies relating to, our Russian businesses. Forward looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2008, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission as well as risks arising from current credit market and economic conditions globally and in the markets in which we operate.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6001

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

	June 30, 2009	December 31, 2008 (as adjusted)
ASSETS
Current Assets
Cash and cash equivalents	$225,953	$107,601
Accounts receivable, net of allowance for doubtful accounts of $48,787 and $22,156 respectively	396,104	430,683
Inventories	200,127	180,304
Prepaid expenses and other current assets	76,810	22,894
Deferred income taxes	35,372	24,386

Total Current Assets	934,366	765,868

Intangible assets, net	703,753	570,505
Goodwill, net	1,625,751	745,256
Property, plant and equipment, net	209,030	92,221
Deferred income taxes	41,362	12,886
Equity method investment in affiliates	60,094	189,243
Subordinated loans to affiliates	—	107,707

Total Non-Current Assets	2,639,990	1,717,818

Total Assets	$3,574,356	$2,483,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$180,359	$234,948
Bank loans and overdraft facilities	76,505	109,552
Income taxes payable	1,601	7,227
Taxes other than income taxes	122,727	125,774
Other accrued liabilities	128,927	80,270
Current portions of obligations under capital leases	1,450	2,385
Deferred consideration	126,975	—

Total Current Liabilities	638,544	560,156

Long-term debt, less current maturities	439,923	170,510
Long-term obligations under capital leases	1,495	2,194
Long-term obligations under Senior Notes	645,315	633,658
Long-term deferred consideration	397,584	—
Long-term accruals	2,902	5,806
Deferred income taxes	191,414	106,485

Total Long Term Liabilities	1,678,633	918,653

Redeemable noncontrolling interests in Whitehall Group	27,602	33,642

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 49,467,864 and 47,344,874 shares issued at June 30, 2009 and December 31, 2008, respectively)	495	473
Additional paid-in-capital	817,521	816,490
Retained earnings	312,653	186,588
Accumulated other comprehensive income	32,915	(46,772)
Less Treasury Stock at cost (246,037 shares at June 30, 2009 and December 31, 2008, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,163,434	956,629
Noncontrolling interests in subsidiaries	66,143	14,606

Total Equity	1,229,577	971,235

Total Liabilities and Stockholders’ Equity	$3,574,356	$2,483,686

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

PROFIT AND LOSS

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008 (as adjusted)	June 30, 2009	June 30, 2008 (as adjusted)
Sales	$451,102	$542,845	$748,861	$950,926
Excise taxes	(88,997)	(121,543)	(168,864)	(216,004)
Net Sales	362,105	421,302	579,997	734,922
Cost of goods sold	242,409	317,564	399,139	564,968

Gross Profit	119,696	103,738	180,858	169,954

Operating expenses	77,768	60,895	118,624	101,643

Operating Income	41,928	42,843	62,234	68,311

Non operating income / (expense), net
Interest (expense), net	(22,397)	(14,487)	(34,137)	(26,272)
Other financial income / (expense), net	63,288	32,000	(32,932)	41,103
Amortization of deferred charges / (expense), net	(11,231)	—	(11,231)	—
Gain on revaluation of equity investment, net of impairment	206,120	—	206,120	—
Other non operating income / (expense), net	(9,304)	(282)	(9,466)	(142)

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	268,404	60,074	180,588	83,000

Income tax benefit / (expense)	(52,339)	(12,451)	(34,775)	(16,759)
Equity in net earnings of affiliates	453	902	(17,968)	902

Net income / (loss)	$216,518	$48,525	$127,845	$67,143

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	2,249	1,576	2,138	1,829
Less: Net income / (loss) attributable to redeemable noncontrolling interests in Whitehall Group	543	915	(358)	915

Net income /(loss) attributable to CEDC	$213,726	$46,034	$126,065	$64,399

Net income / (loss) per share of common stock, basic	$4.34	$1.08	$2.60	$1.55

Net income / (loss) per share of common stock, diluted	$4.00	$1.06	$2.39	$1.52

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

CASH FLOW

	Six months ended June 30,
	2009	2008 (as adjusted)
Operating Activities
Net income	$127,845	$67,143
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	6,422	7,331
Deferred income taxes	(39,655)	1,576
Unrealized foreign exchange (gains) / losses	27,780	(39,958)
Cost of debt extinguishment	—	1,156
Stock options expense	1,924	1,678
Hedge revaluation	4,259	—
Equity income in affiliates	17,968	(902)
Gain on revaluation of equity investment, net of impairment	(151,893)	—
Other non cash items	3,595	(32)
Changes in operating assets and liabilities:
Accounts receivable	137,291	59,431
Inventories	141	(21,533)
Prepayments and other current assets	4,407	14,211
Trade accounts payable	(67,598)	(11,628)
Other accrued liabilities and payables	(14,577)	(28,319)

Net Cash provided by Operating Activities	57,909	50,154

Investing Activities
Investment in fixed assets	(8,600)	(6,172)
Proceeds from the disposal of fixed assets	2,057	2,694
Acquisitions of subsidiaries, net of cash acquired	140,777	(366,075)

Net Cash used in Investing Activities	134,234	(369,553)

Financing Activities
Borrowings on bank loans and overdraft facility	9,811	71,593
Payment of bank loans and overdraft facility	(47,871)	(24,158)
Payment of long-term borrowings	(601)	—
Payment of Senior Secured Notes	—	(14,445)
Historical Tax Payment subject to indemnification	(28,814)	—
Hedge closure	(1,940)	—
Movements in capital leases payable	(1,245)	816
Issuance of shares in public placement	—	233,844
Transactions with equity holders	(7,876)	—
Net Borrowings on Convertible Senior Notes	—	304,403

Options exercised	276	1,068

Net Cash provided by Financing Activities	(78,260)	573,121
Currency effect on brought forward cash balances	4,469	23,593
Net Increase / (Decrease) in Cash	118,352	277,315
Cash and cash equivalents at beginning of period	107,601	87,867

Cash and cash equivalents at end of period	$225,953	$365,182

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP net income/(loss)	$213,726	$46,034	$126,065	$64,399

A. Foreign exchange impact related to USD and EUR denominated financing	(41,939)	(25,145)	54,947	(32,366	) (A)
B. Gain on revaluation of equity stake in RAG, net of goodwill and brand impairment charges	(162,784)	—	(162,784)	—	(B)
C. Adjustment to reflect RAG acquisition at 42% ownership	1,408	—	1,408	—	(C)
D. Other acquisition related costs	7,030	390	7,030	659	(D)
E. Cost associated with early retirement of debt	—	—	—	548	(E)
F. Impact of adoption of ABP14	640	—	1,267	167	(F)
G. Other non-recurring costs	483	1,461	483	1,461	(G)

Comparable non-GAAP net income	$18,564	$22,740	$28,416	$34,868

Comparable net income per share of common stock, basic	0.38	0.54	0.58	0.84
Comparable net income per share of common stock, diluted	0.38	0.52	0.58	0.82	(H)

A.

Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing (debt as well as the convertible note which was purchased from RAG during the 2nd quarter 2009) as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also included is the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of our equity method investments ( Russian Alcohol Group and the MHWH JV) as these entities have the Russian Ruble as their functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.

B.	As a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.
C.	The Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion.
D.	Represents other miscellaneous costs, directly related to acquisition costs related of the Parliament acquisition in 2008 and RAG in 2009.
E.	Represents the net after tax impact associated with the retirement of $14 million of the Senior Secured Notes in 2008.
F.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
G.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1,461 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008.

H.	Fully diluted EPS on a comparable basis includes share count of 49.4 million weighted average number of shares outstanding for the quarter ended June 30, 2009, excluding the impact of 4 million shares to be issued to Lion Capital in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG. These 4 million shares had not been issued yet, and this treatment is consistent with the increase of minority impact referred to in item C above.